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                                                                     Exhibit 5.1

                 Skadden, Arps, Slate, Meagher & Flom (Illinois)
                              333 West Wacker Drive
                          Chicago, Illinois 60606-1285



                                                                December 4, 2002

Chicago Mercantile Exchange Holdings Inc.
30 South Wacker Drive
Chicago, Illinois 60606

                           Re: Chicago Mercantile Exchange Holdings Inc.
                               Registration Statement on Form S-1
                               (File No. 333-90106)
                               -------------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (the "Company"), in connection with the initial public offering by the Company of up to 3,712,660 shares (including 712,660 shares subject to an over-allotment option) (the "Primary Shares") and the sale by certain selling shareholders (the "Selling Shareholders") of up to 1,751,070 shares (the "Secondary Shares") of the Company's Class A common stock, par value $.01 per share (the "Common Stock").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement on Form S-1 (File No. 333-90106) as filed with the Securities and Exchange Commission (the "Commission") on June 10, 2002 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on September 27, 2002 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on October 24, 2002 under the Act; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on October 29, 2002 under the Act; (v) Amendment No. 4 to the Registration Statement as filed with the Commission on November 12, 2002 under the Act; (vi) Amendment No. 5 to the Registration Statement as filed with the Commission on November 18, 2002 under the Act; (vii) Amendment No. 6 to the Registration Statement as filed with the Commission on December 2, 2002

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Chicago Mercantile Exchange Holdings Inc.
December 4, 2002
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under the Act; (viii) Amendment No. 7 to the Registration Statement as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ix) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, Chicago Mercantile Exchange Inc., a Delaware corporation and wholly owned subsidiary of the Company, the Selling Shareholders and, Morgan Stanley & Co. Incorporated, UBS Warburg LLC, J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and William Blair & Company, L.L.C., as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (x) the Agreements and Powers of Attorney entered into among the Selling Shareholders, the Attorneys-in-Fact and the Custodian; (xi) a specimen certificate representing the Common Stock; (xii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect and as in effect at the time of original issuance and sale of the Secondary Shares (the "Certificate of Incorporation"); (xiii) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect and as in effect at the time of original issuance and sale of the Secondary Shares; (xiv) certain resolutions of the Board of Directors of the Company, relating to the issuance and sale of the Primary Shares and related matters; (xv) certain resolutions of the Board of Directors of the Company relating to the original issuance of the Secondary Shares and related matters; (xvi) the Agreement and Plan of Merger, dated as of October 1, 2001, among the Company, CME Merger Subsidiary Inc., a Delaware corporation, and CME (the "Merger Agreement"); and (xvii) the Certificate of Merger, dated December 3, 2001, filed with the Secretary of State of the State of Delaware, relating to the merger consummated pursuant to the Merger Agreement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power,

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Chicago Mercantile Exchange Holdings Inc.
December 4, 2002
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corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the bar in the State of Illinois and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. When (i) the Registration Statement becomes effective under the Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) certificates representing the Primary Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

                  2. The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                        Very truly yours,

                        /s/Skadden, Arps, Slate, Meagher & Flom (Illinois)

                        Skadden, Arps, Slate, Meagher & Flom (Illinois)